As filed with the Securities and Exchange Commission on November 19, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FINWISE BANCORP
(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation or organization)	6022 (Primary Standard Industrial Classification Code Number)	83-0356689 (IRS Employer Identification No.)

756 East Winchester
Suite 100
Murray, UT 84107
(801) 501-7200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kent Landvatter
President and Chief Executive Officer
756 East Winchester
Suite 100
Murray, UT 84107
(801) 501-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Peter G. Smith, Esq. Terrence Shen, Esq. Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, NY 10036 (212) 715-9100	Copies to:	Beth A. Whitaker, Esq. Heather Archer Eastep, Esq. Hunton Andrews Kurth LLP 1445 Ross Avenue, Suite 3700 Dallas, TX 75202 (214) 979-3000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-257929

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)(3)
Common Stock, $0.001 par value per share	365,910	$10.50	$3,842,055	$356.16

(1)
The Registrant is registering 365,910 shares of common stock, par value $0.001 (the “Common Stock”) pursuant to this Registration Statement, which includes 47,728 shares which the underwriters have the option to purchase. Does not include shares of Common Stock that the Registrant previously registered on Registration Statement on Form S-1 (File No. 333-257929), as amended (the “Registration Statement”).

(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)
The Registrant previously registered 4,665,173 shares of its Common Stock having a proposed maximum aggregate offering price of $69,977,595 on the Registration Statement, which was declared effective by the Securities and Exchange Commission on November 18, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $3,842,055 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ option to purchase additional shares of Common Stock.

EXPLANATORY NOTE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, FinWise Bancorp (the “Company”) is filing this registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”). This Registration Statement relates to the public offering of securities contemplated by the registration statement on Form S-1 (File No. 333-257929), which the Company originally filed on July 15, 2021, as amended (the “Initial Registration Statement”), and which the SEC declared effective on November 18, 2021.

The Company is filing this Registration Statement for the sole purpose of increasing the number of shares of its Common Stock to be registered for issuance and sale by 365,910 shares, including 47,728 additional shares that may be sold pursuant to the underwriters’ option to purchase additional shares. The information set forth in the Initial Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinions and consents are listed on the exhibit index and filed with this filing.

CERTIFICATION

The Company hereby certifies to the SEC that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the SEC’s account at U.S. Bank as soon as practicable (but no later than the close of business as of November 22, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than November 22, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Document Description
5.1†	Opinion of Kirton McConkie PC
23.1†	Consent of Moss Adams LLP
23.2†	Consent of Kirton McConkie PC (included as part of Exhibit 5.1 hereto)
24.1
Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-257929) filed with the Securities and Exchange Commission on July 15, 2021 and incorporated herein by reference)

†	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Murray, Utah, on November 19, 2021.

FINWISE BANCORP

By:	/s/ Kent Landvatter
Name: Kent Landvatter
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on November 19, 2021.

Signature	Title

/s/ Kent Landvatter	President, Chief Executive Officer and Director
KENT LANDVATTER

/s/ Javvis Jacobson	Executive Vice President and Chief Financial Officer
JAVVIS JACOBSON

*	Chairman of the Board
RUSSELL F. HEALEY, JR.

*	Vice Chairman of the Board
HOWARD I. REYNOLDS

*	Director
JAMES N. GIORDANO

*	Director
THOMAS E. GIBSON, JR.

*	Director
LISA ANN NIEVAARD

*	Director
JEANA HUTCHINGS

*	Director
GERALD E. CUNNINGHAM

Kent Landvatter hereby signs this Registration Statement on Form S-1 on behalf of each of the indicated persons for whom he is attorney-in-fact on November 19, 2021 pursuant to a power of attorney filed with the Registration Statement on Form S-1 (File No. 333-257929) filed with the SEC on July 15, 2021.

*	By:	/s/ Kent Landvatter
Kent Landvatter
Attorney-in-Fact